SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 4, 2007
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of Principal executive offices)(ZIP code)

(703) 841-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 1, 2007, CACI International Inc ("CACI") and Mr. Randall C. Fuerst entered into a Severance Compensation Agreement in connection with his role as Chief Operating Officer, U.S. Operations. Under the terms of the agreement, assuming a termination event (termination by CACI without cause or a resignation by Mr. Fuerst for "good reason" as defined in the agreement) occurs, Mr. Fuerst will receive a severance payment equal to 12 months base salary and continued participation in CACI's health care coverage for a six-month period.

If a termination event occurs within one year following a change of control of CACI, Mr. Fuerst will receive a termination payment equal to 18 months base salary, continued participation in CACI's health care coverage for a six-month period, one times his average bonus payments for the five fiscal years immediately preceding the termination, and a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination. Further, the agreement provides partial protection against Internal Revenue Code section 280G excise taxes in the event of a termination event after a change in control (a one-time payment of two-thirds of the excise tax up to a limit of $500,000). Mr. Fuerst has a two year non-compete provision.

On October 1, 2007, CACI and Mr. Thomas A. Mutryn entered into a Severance Compensation Agreement in connection with his role as Executive Vice President and Chief Financial Officer. Under the terms of the Agreement, assuming a termination event (as defined above) occurs, Mr. Mutryn will receive a severance payment equal to 12 months base salary, continued participation in CACI's health care coverage for a twelve-month period, and the one-year anniversary portion of any outstanding acquisition bonus.

If a termination event occurs within one year following a change of control of CACI, Mr. Mutryn will receive a termination payment equal to 24 months base salary, continued participation in CACI's health care coverage for a twelve-month period, one times his average bonus payments for the five fiscal years immediately preceding the termination, a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination, and payment of the one-year anniversary portion of any outstanding acquisition bonus. Further, the agreement provides similar partial protection against Internal Revenue Code section 280G excise taxes in the event of a termination event after a change in control as described above. Mr. Mutryn has a two year non-compete provision.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:
/s/ Arnold D. Morse

Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary